As filed with the Securities and Exchange Commission on June 9, 1999
                                               Registration No. 333-24681
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          ON STAGE ENTERTAINMENT, INC.
               (Exact name of issuer as specified in its charter)

          Nevada                                       88-0214292
(State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                Identification  No.)


                              4625 West Nevso Drive
                               Las Vegas, NV 89103
                                 (702) 253-1333
                    (Address of Principal Executive Offices)

                   1996 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                           Christopher R. Grobl, Esq.
                          On Stage Entertainment, Inc.
                              4625 West Nevso Drive
                               Las Vegas, NV 89103
                     (Name and address of Agent for Service)

                                 (702) 253-1333
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                               Theodore R. Maloney
                              Nida & Maloney, P.C.
                                 800 Anacapa St.
                             Santa Barbara, CA 93101

                         CALCULATION OF REGISTRATION FEE
============================ =================== ======================= ====================== ======================
 Title of securities to be      Amount to be        Proposed maximum       Proposed maximum           Amount of
        registered             registered (1)      offering price per     aggregate offering    registration fee (2)
                                                       share (2)               price (2)
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$.01 per share
   1996 Amended and
   Restated Stock Option
   Plan...............            615,000               $ 0.625                $384,375                 $107
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement covers (i) 615,000 shares of common stock of On Stage Entertainment, Inc. which may be offered or sold pursuant to the plan named above, which has been amended to increase the authorized number of shares under the plan from 785,000 to 1,400,000 (the previously authorized 785,000 shares of common stock have been registered under the Registration Statement on Form S-8 filed by On Stage Entertainment, Inc. on June 6, 1998, Commission File No. 333-56285). Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the last sale price for a share of common stock of On Stage Entertainment, Inc. on June 7, 1999, as reported on the Nasdaq SmallCap Market.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by On Stage Entertainment, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Annual Report on Form 10-KSB for the year ended December 31, 1998 filed on April 15, 1999, as amended by amendments on Form 10-KSB/A, filed on April 30, 1999 and May 21, 1999 (Commission File No. 000-092402).

(b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 filed on May 17, 1999 (Commission File No. 000-092402).

(c) The Current Report in Form 8-K filed on May 28, 1999 (Commission File No. 000-092402).

(d)  The   description  of  common  stock  of  the  Company   contained  in  the
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 6, 1997 (Commission File No. 000-092402).

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of the Company's common stock registered hereunder will be passed upon for the Company by Nida & Maloney, a Professional Corporation, with its principal offices in Santa Barbara, California. On April 23, 1999, Nida & Maloney, P.C. received options to purchase up to 40,000 shares of common stock of the Company as compensation for legal services rendered to the Company.

Item 6.  Indemnification of Directors and Officers.

     Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 (3) of the NGCL further provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense. Section 78.751(3) of the NGCL provides that the indemnification provided for by Section 78.7502 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.

     Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     The Company's bylaws provide that directors, officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law.
Section 78.751 of the NGCL provides that any discretionary indemnification under NGCL 78.7502, unless ordered by a court or pursuant to the provisions of subsection (2) of Section 78.751 must be authorized by a determination of the stockholders, a majority vote of a quorum of the disinterested board of directors and by independent legal counsel in a written opinion, or if a quorum of disinterested directors cannot be obtained by independent legal counsel in a written opinion.

     To the extent that any director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any of the foregoing actions, suits, or proceedings, such person must be indemnified against reasonable expenses incurred by him in connection with the defense of such action.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index at page 7.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on this 9th day of June 1999.

                                ON STAGE ENTERTAINMENT, INC.


                                By: /s/ John W. Stuart
                                   ---------------------------------
                                     John W. Stuart
                                     Chairman of the Board and Chief
                                     Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Stuart and David Hope and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature           Title                                      Date

/s/ John W. Stuart
---------------------  Chief Executive Officer and Chairman     June 9, 1999
John W. Stuart

/s/ David Hope
---------------------  President, Chief Operating               June 9,1999
David Hope             Officer and Director

/s/ Kiranjit S. Sidhu
---------------------  Senior Vice President, Chief Financial   June 9, 1999
Kiranjit S. Sidhu      Officer and Treasurer (principal
                       financial officer and accounting officer)

/s/ Mel Woods            Director                               June 9, 1999
----------------------
Mel Woods

/s/ Matthew Gohd         Director                               June 9, 1999
----------------------
Matthew Gohd

/s/ James L.Nederlander  Director                               June 9, 1999
-----------------------
James L. Nederlander

/s/ Mark Tratos          Director                               June 9, 1999
-----------------------
Mark Tratos

                          ON STAGE ENTERTAINMENT, INC.
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit                                        Filed (F)


4.1               On Stage Entertainment Amended and Restated
                  1996 Stock Option Plan                           (1)

4.2               Specimen Stock Certificate                       (2)

5.1               Opinion of Nida & Maloney, P.C.                   F

23.1              Consent of BDO Seidman, LLP                       F

23.2              Consent of Nida & Maloney, P.C. (included within Exhibit 5.1)

24.1              Power  of  Attorney  (see  page  6  of  this   Registration
                  Statement)
----------------------------

(1) Incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form SB-2 (Registration No. 333-24681) filed with the Securities and Exchange Commission on April 7, 1997.

(2) Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2, Amendment No. 3 (Registration No. 333-24681) filed with the Securities and Exchange Commission on August 6, 1997.